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                      AGREEMENT AND PLAN OF REORGANIZATION


                                   dated as of

                                   May 2, 1996

                                  by and among

                            GIGA-TRONICS INCORPORATED

                             ASCOR ACQUISITION CORP.

                                       and

                                   ASCOR, INC.









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                                TABLE OF CONTENTS
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                                                                                      PAGE
RECITALS      .......................................................................  1

ARTICLE I     THE MERGER.............................................................  2

              1.01    The Merger.....................................................  2
              1.02    Conversion of Shares...........................................  2
              1.03    Exchange of Certificates.......................................  3
              1.04    Dissenting Shares..............................................  4
              1.05    Fractional Shares..............................................  5
              1.06    ASCOR Stock Options and Warrants...............................  5
              1.07    No Registration of Giga-tronics Common Stock...................  6

ARTICLE II    THE SURVIVING CORPORATION..............................................  6

              2.01    Certificate of Incorporation...................................  6
              2.02    Bylaws.........................................................  6
              2.03    Directors and Officers.........................................  6

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF ASCOR................................  7

              3.01    Corporate Existence and Power..................................  7
              3.02    Corporate Authorization........................................  7
              3.03    Governmental Authorization.....................................  7
              3.04    Non-Contravention..............................................  8
              3.05    Capitalization.................................................  8
              3.06    Subsidiaries and Investments...................................  9
              3.07    Financial Statements...........................................  9
              3.08    Absence of Changes or Events...................................  9
              3.09    No Undisclosed Liabilities..................................... 11
              3.10    Litigation..................................................... 12
              3.11    Taxes.......................................................... 12
              3.12    Insurance...................................................... 13
              3.13    Employee Benefit Plans; ERISA.................................. 13
              3.14    Material Agreements............................................ 13
              3.15    Real Property; Leases.......................................... 14
              3.16    Title to Assets................................................ 14
              3.17    Environmental Matters.......................................... 15
              3.18    Intellectual Property.......................................... 16
              3.19    No Guaranties.................................................. 16
              3.20    Absence of Certain Business Practices.......................... 16
              3.21    Compliance with Laws and Other Instruments..................... 16

                                       i.


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                                                                                     PAGE

              3.22    Disclosure Documents........................................... 17
              3.23    Tax Matters.................................................... 17
              3.24    Accounting Matters............................................. 17

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF GIGA-TRONICS......................... 17

              4.01    Corporate Existence and Power.................................. 17
              4.02    Corporate Authorization........................................ 18
              4.03    Governmental Authorization..................................... 18
              4.04    Non-Contravention.............................................. 19
              4.05    Capitalization of Giga-tronics................................. 19
              4.06    Capitalization of Merger Sub; Subsidiaries..................... 20
              4.07    SEC Filings.................................................... 20
              4.08    Financial Statements........................................... 21
              4.09    Disclosure Documents........................................... 21
              4.10    Absence of Certain Changes..................................... 21
              4.11    Litigation..................................................... 22
              4.12    Advisor's Fees................................................. 22

ARTICLE V     COVENANTS OF ASCOR..................................................... 22

              5.01    Conduct of ASCOR............................................... 22
              5.02    Shareholders' Meeting; Proxy Material.......................... 24
              5.03    Access to Financial and Operation Information.................. 24
              5.04    Other Offers................................................... 24
              5.05    Maintenance of Business........................................ 25
              5.06    Compliance with Obligations.................................... 25
              5.07    Notices of Certain Events...................................... 25
              5.08    Confidentiality................................................ 26
              5.09    Compliance with the Securities Act............................. 26

ARTICLE VI    COVENANTS OF GIGA-TRONICS AND MERGER SUB............................... 26

              6.01    Conduct of Giga-tronics........................................ 26
              6.02    Shareholders' Meeting; Proxy Material.......................... 27
              6.03    Maintenance of Business........................................ 27
              6.04    Compliance with Obligations.................................... 27
              6.05    Notices of Certain Events...................................... 28
              6.06    Confidentiality................................................ 28
              6.07    Obligations of Merger Sub...................................... 28
              6.08    Compliance with the Securities Act............................. 29

                                       ii.


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                                                                                     PAGE

ARTICLE VII   OTHER COVENANTS OF THE PARTIES......................................... 29

              7.01    Advice of Changes.............................................. 29
              7.02    Regulatory Approvals........................................... 29
              7.03    Actions Contrary to Stated Intent.............................. 29
              7.04    Certain Filings................................................ 29
              7.05    Communications................................................. 30
              7.06    Satisfaction of Conditions Precedent........................... 30

ARTICLE VIII  CONDITIONS TO THE MERGER............................................... 30

              8.01    Conditions to Obligations of Giga-tronics and Merger Sub....... 30
              8.02    Conditions to Obligations of ASCOR............................. 31
              8.03    Conditions to Obligations of Each Party........................ 32

ARTICLE IX    TERMINATION OF AGREEMENT............................................... 33

              9.01    Termination.................................................... 33
              9.02    Effect of Termination.......................................... 34

ARTICLE X     ADDITIONAL AGREEMENTS OF THE PARTIES................................... 35

              10.01   Registration Rights Agreement.................................. 35

ARTICLE XI    MISCELLANEOUS.......................................................... 35

              11.01   Further Assurances............................................. 35
              11.02   Fees and Expenses.............................................. 35
              11.03   Nonsurvival of Representations and Warranties.................. 35
              11.04   Notices........................................................ 35
              11.05   Governing Laws................................................. 36
              11.06   Binding upon Successors and Assigns; Assignment................ 36
              11.07   Severability................................................... 37
              11.08   Entire Agreement............................................... 37
              11.09   Other Remedies................................................. 37
              11.10   Amendment and Waivers.......................................... 37
              11.11   No Waiver...................................................... 37
              11.12   Construction of Agreement; Knowledge........................... 37
              11.13   Counterparts................................................... 38

GLOSSARY      ....................................................................... 40


                                      iii.


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SCHEDULES

              ASCOR Disclosure Schedule
              Giga-tronics Disclosure Schedule

EXHIBITS

              Exhibit 1.01          Form of Agreement of Merger
              Exhibit 5.09          Form of ASCOR Affiliates Agreement
              Exhibit 6.08          Form of Giga-tronics Affiliates Agreement
              Exhibit 10.01         Form of Registration Rights Agreement

                                       iv.

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



                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 2nd day of May, 1996, by and among Giga-tronics Incorporated, a California corporation ("Giga-tronics"), ASCOR Acquisition Corp., a California corporation and a wholly owned subsidiary of Giga-tronics ("Merger Sub"), and ASCOR, Inc., a California corporation ("ASCOR").


                                    RECITALS

                  A. The Boards of Directors of Giga-tronics, Merger Sub and ASCOR have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Merger Sub will merge (the "Merger") with and into ASCOR,
(ii) each share of common stock, no par value, of ASCOR ("ASCOR Common Stock") and any other shares of ASCOR stock which shall have previously been converted into Ascor Common Stock (except for shares of ASCOR stock as to which dissenters' rights, if available, shall have been perfected) shall be converted into the right to receive a fraction of a share of common stock, no par value, of Giga-tronics ("Giga-tronics Common Stock"), in the manner and amount herein described, and (iii) the capital stock of Merger Sub shall be converted into shares of ASCOR Common Stock, all upon the terms and subject to the conditions set forth herein.

                  B. The Board of Directors of ASCOR has approved, and has resolved to recommend that the shareholders of ASCOR approve, the Merger and this Agreement.

                  C. The respective Boards of Directors of Giga-tronics and Merger Sub have approved the Merger and this Agreement. The Board of Directors of Giga-tronics has resolved to recommend that the shareholders of Giga-tronics approve the Merger and this Agreement. Giga-tronics, as the sole shareholder of Merger Sub, has approved the Merger and this Agreement.

                  D. The parties intend for the transactions contemplated by this Agreement to qualify as a tax-free reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests transaction.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:



                                       1.


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                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01         THE MERGER.

                      (a) Subject to the terms and conditions hereof, and in accordance with the General Corporation Law of California, Merger Sub will be merged with and into ASCOR (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. Following the Merger, ASCOR shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall cease.

                      (b) Concurrent  with the Closing (as defined in subsection
(d) below), Giga-tronics, and ASCOR and Merger Sub shall file an agreement of merger in the form attached hereto as Exhibit 1.01 (the "Agreement of Merger") in the Office of the Secretary of State of the State of California in accordance with California Law. The Merger shall become effective at such time as the Agreement of Merger is duly filed in the Office of the Secretary of State of the State of California (the date of such filing being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time").

                      (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of ASCOR and Merger Sub, all as provided under California Law.

                      (d) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on June 27, 1996 at the offices of Brobeck Phleger & Harrison LLP, One Market Plaza, San Francisco, CA 94105, or at such other date and place as Giga-tronics and ASCOR may agree. The date of the Closing determined pursuant to this Section 1.01(d) is referred to as the "Closing Date."

         SECTION 1.02         CONVERSION OF SHARES.

                      (a)     At the Effective Time:

                              (i) Subject to Section 1.05 hereof, at the Effective Time each issued and outstanding share of ASCOR Common Stock, Series A Preferred Stock of ASCOR (the "ASCOR Series A Shares"), Series B Preferred Stock of ASCOR (the "ASCOR Series B Shares") and Series C Preferred Stock of ASCOR (the "ASCOR Series C Shares" and collectively with the ASCOR Series A Shares and the ASCOR Series B Shares, the "ASCOR Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting ASCOR Shares (as defined in
         Section 1.04 hereof)) shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to

                                       2.


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         receive  the  number  of  shares  of  Giga-tronics  Common  Stock as is determined pursuant to this Section 1.02. The ASCOR Common Stock and ASCOR Preferred Shares are collectively referred to herein as the "ASCOR Shares." A maximum total of 724,986 shares of Giga-tronics Common Stock (the "Merger Consideration") will be issued in the Merger, including (1) shares issuable in respect of any warrants for the purchase of ASCOR Common Shares ("ASCOR Common Warrants") and warrants for the purchase of any series of ASCOR preferred stock ("ASCOR Preferred Warrants") (the ASCOR Common Warrants and the ASCOR Preferred Warrants are referred to collectively as the "ASCOR Warrants") which remain outstanding at the Effective Time, (2) shares deemed surrendered on exercise of any ASCOR Warrant for which a deemed net exercise pursuant to Section 1.06 below has been made; (3) shares that would have been issued to holders of Dissenting ASCOR Shares; and (4) fractional shares that would have been issuable but for Section 1.05 below.

                              (ii) The Agreement of Merger to be filed shall contain the final exchange ratio (the "Exchange Ratio") for ASCOR Shares into Giga-tronics Common Stock and shall be equal to 724,986 divided by the fully diluted number of ASCOR Shares outstanding at the Effective Time (the "ASCOR Outstanding Equivalent Number"). The ASCOR Outstanding Equivalent Number shall be equal to the sum of (1) the number of ASCOR Shares outstanding at the Effective time; plus (2) the total number of ASCOR Shares which would be issuable on the exercise of any ASCOR Warrants or ASCOR Options (as such terms are defined below). All ASCOR Shares shall be exchangeable into Giga-tronics Common Stock at the same Exchange Ratio.

                      (b) If between the date of this Agreement and the Effective Time, the number of outstanding ASCOR Shares or shares of Giga-tronics Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the Exchange Ratio shall be correspondingly adjusted.


         SECTION 1.03         EXCHANGE OF CERTIFICATES.

                      (a) Giga-tronics (or such third party as Giga-tronics shall appoint) shall act as Exchange Agent (the "Exchange Agent") for delivery of the Merger Consideration to the ASCOR shareholders and, if applicable, the cash to which holders of ASCOR shares shall be entitled pursuant to Section 1.05 hereof.

                      (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Giga-tronics or Merger Sub or any other subsidiary of Giga-tronics) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding ASCOR Shares (individually a "Certificate" and collectively the "Certificates"), a letter of transmittal for return to the Exchange Agent which shall specify that delivery shall be effected, and risk of loss and the

                                       3.

title to the Certificates shall pass, only upon receipt of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with and in accordance with such letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder is entitled to receive pursuant to Section 1.02(a) hereof. Upon such surrender the Exchange Agent shall promptly deliver such Merger Consideration.

                      (c) Until surrendered, each Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration into which ASCOR Shares formerly represented thereby shall have been converted pursuant to Section 1.02(a) hereof. No dividends or other distribution declared after the Effective Time with respect to Giga- tronics Common Stock shall be paid to the holders of any unsurrendered Certificate until the holder thereof surrenders such Certificate.

                      (d) After the Effective Time there shall be no transfers on the stock transfer books of either ASCOR (the stock transfer books of which shall be closed) or the Surviving Corporation of ASCOR Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented for transfer to the Exchange Agent, together and in accordance with the letter of transmittal from the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration.

         SECTION 1.04 DISSENTING SHARES. ASCOR Shares that have not been voted for approval of this Agreement and with respect to which a demand for payment and appraisal shall have been properly made in accordance with Chapter 13 of the General Corporation Law of California ("Dissenting ASCOR Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting ASCOR Shares pursuant to the law of the State of California. If a holder of Dissenting ASCOR Shares ("Dissenting Shareholder"), shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then, as of the Effective Time of the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting ASCOR Shares shall cease to be Dissenting ASCOR Shares and shall be converted into the right to receive, and shall be exchangeable for, the Merger Consideration into which such Dissenting ASCOR Shares would have been converted pursuant to Section 1.02(a) hereof. ASCOR shall give Giga-tronics prompt notice of any demand received by ASCOR from a holder of Dissenting ASCOR Shares for appraisal of ASCOR Shares, and Giga-tronics shall have the right to participate in all negotiations and proceedings with respect to such demand. ASCOR agrees that, except with the prior written consent of Giga-tronics, or as required under the General Corporation Law of California, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each Dissenting Shareholder who, pursuant to the provisions of Chapter 13 of the General Corporation Law of California, becomes entitled to payment of the value of shares of ASCOR stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). Any Merger Consideration which would have been issuable with respect to Dissenting ASCOR Shares shall be retained by Giga-tronics.

                                       4.

         SECTION 1.05 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement to the contrary, no fractional shares of Giga-tronics Common Stock shall be issued in connection with the Merger. All shares of Giga-tronics Common Stock to which a holder of ASCOR Shares is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of ASCOR Shares who would otherwise have been entitled to receive a fraction of a share of Giga-tronics Common Stock upon surrender of Certificates for exchange pursuant to Section 1.03 shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing sale price per share of Giga-tronics Common Stock on the last business day on which Giga-tronics Common Stock is traded on the NASD, prior to the Effective Time.

         SECTION 1.06         ASCOR STOCK OPTIONS AND WARRANTS.

                      (a) Except as described below in Section 1.06(b), Giga-tronics will not assume any options for the purchase of ASCOR Shares (an "ASCOR Option") or ASCOR Warrants. At the Effective Time, outstanding ASCOR Options and ASCOR Warrants shall be deemed exercised for such number of shares of Giga-tronics Common Stock as would be exchanged in the Merger for the ASCOR Shares which would have been issued had such ASCOR Options or ASCOR Warrants been exercised in full and such ASCOR Shares been outstanding immediately prior to the Effective Time, subject to the following provisions of this Section 1.06. Such deemed exercise of ASCOR Options and ASCOR Warrants shall be on a "net exercise" basis. The full number of shares issuable on exercise of such ASCOR Warrant or ASCOR Option (including such number of shares as are deemed surrendered in the net exercise) shall be added to the ASCOR Outstanding Equivalent Number as described in Section 1.02 above. The value of the ASCOR Shares issuable on the exercise of any ASCOR Warrant or ASCOR Option for purposes of determining the number of ASCOR Shares to be surrendered in the deemed net exercise shall be equal to the number of ASCOR Shares issuable on exercise of such ASCOR Warrant or ASCOR Option, multiplied by the Exchange Ratio, multiplied by the average closing price of a share of Giga-tronics Stock on such stock exchange as Giga-tronics Stock is then traded for the five (5) business days immediately preceding the Closing Date. Shares of Giga-tronics Common Stock which would otherwise be issuable in respect of the ASCOR Shares deemed surrendered upon such net exercise shall be retained by Giga-tronics.

                      (b) Notwithstanding the foregoing, any ASCOR Warrant which, based upon the foregoing determination of the value of ASCOR Shares issuable on its exercise, would be "out-of-the-money" shall be assumed by Giga-tronics. An ASCOR Warrant shall be deemed out-of-the-money if its exercise price per share is greater than the value of such share as determined in Section 1.06(a) above. Any assumed ASCOR Warrant shall remain outstanding and exercisable in accordance with its terms except that (1) it shall be exercisable for such number of shares of Giga-tronics Common Stock as equals the number of ASCOR Shares for which it was exercisable multiplied by the Exchange Ratio and
(2) the exercise price per share of such warrant shall be the exercise price as stated on such warrant divided by the Exchange Ratio. The number of shares of Giga-tronics Common Stock as would be issuable on exercise in full of any ASCOR Warrants assumed shall be

                                       5.

reserved out of the Merger Consideration. If any ASCOR Warrant assumed by Giga-tronics pursuant to this Section 1.06 shall expire unexercised in full or in part, the Giga-tronics Common Stock which would have been issuable on exercise shall be retained by Giga-tronics and not otherwise issued.

         SECTION 1.07 NO REGISTRATION OF GIGA-TRONICS COMMON STOCK. The parties acknowledge and agree that the Giga-tronics Common Stock to be issued pursuant to the Merger will be issued pursuant to a transaction not involving a public offering and therefore will be characterized as "restricted securities" under federal securities laws. The parties further acknowledge and agree that pursuant to the Securities Act of 1933, as amended (the "Securities Act") the Giga-tronics Common Stock so issued may be resold without registration under the Securities Act only in certain limited circumstances. It is understood that the Certificates issued pursuant to the Merger will bear the following legend:

                      "These securities have not been registered under the Securities Act of 1993, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                      Giga-tronics shall be under no obligation to effect a registration statement with respect to Giga-tronics Common Stock received in the Merger other than as required pursuant to the Registration Rights Agreement (as such term is defined in Section 10.01 below).


                                   ARTICLE II

                            THE SURVIVING CORPORATION

         SECTION 2.01 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to conform to the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time.

         SECTION 2.02 BYLAWS. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

         SECTION 2.03 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the Effective Time shall become the initial directors of the Surviving Corporation, and the officers of ASCOR at the Effective Time shall become the initial officers of the Surviving Corporation.


                                       6.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ASCOR

         Except as disclosed in a document referring specifically to this Agreement (the "ASCOR Disclosure Schedule") which is delivered by ASCOR to Giga-tronics no less than five days prior to the execution of this Agreement (which shall contain appropriate and reasonably detailed references to each representation and warranty to which any item there disclosed pertains), ASCOR represents and warrants to Giga-tronics as set forth below:

         SECTION 3.01 CORPORATE EXISTENCE AND POWER. ASCOR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted. ASCOR is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. ASCOR has delivered to Giga-tronics true and complete copies of ASCOR's Articles of Incorporation and Bylaws as currently in effect.

         SECTION 3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by ASCOR of this Agreement, the ASCOR and Giga-tronics Affiliates Agreements (as defined in Sections 5.09 and 6.08 respectively, hereof) and the consummation by ASCOR of the transactions contemplated hereby and thereby are within ASCOR's corporate powers and have been duly authorized by all necessary corporate action, except for the approval by ASCOR's shareholders in connection with the consummation of the Merger. The ASCOR and Giga-tronics Affiliates Agreement are collectively referred to herein as the "ASCOR Ancillary Agreements." This Agreement and the ASCOR Ancillary Agreements constitute, or upon execution will constitute, valid and binding agreements of ASCOR, enforceable against ASCOR in accordance with their respective terms.

         SECTION 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by ASCOR of this Agreement, the ASCOR Ancillary Agreements and the Agreement of Merger and the consummation of the Merger by ASCOR require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                      (a) the filing of the Agreement of Merger in accordance with California Law;

                      (b) compliance with any applicable requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976 (the "HSR Act");

                      (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

                                       7.

                      (d) compliance with any applicable foreign or state securities or "blue sky" laws; and

                      (e) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially adversely affect the ability of ASCOR, Giga-tronics or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 3.04 NON-CONTRAVENTION. The execution, delivery and performance by ASCOR of this Agreement, the ASCOR Ancillary Agreements and the Certificate of Merger and the consummation by ASCOR of the transactions contemplated hereby and thereby do not and will not:

                      (a)   contravene   or  conflict   with  the   Articles  of
Incorporation or Bylaws of ASCOR;

                      (b) assuming  compliance  with the matters  referred to in
Section 3.03 and assuming the requisite approval of ASCOR's shareholders of the Merger, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to ASCOR;

                      (c) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any agreement, contract or other instrument binding upon ASCOR or any license, franchise, permit or other similar authorization held by ASCOR; or

                      (d) result in the creation or imposition of any Lien (as defined below) on any asset of ASCOR.

For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05 CAPITALIZATION. The authorized capital stock of ASCOR consists of 30,000,000 shares of ASCOR Common Stock and 5,712,283 shares of ASCOR Preferred Stock. As of the date hereof, there are outstanding:

                      (a)     3,947,375 shares of ASCOR Common Stock;

                      (b) 2,340,425 ASCOR Series A Shares, 2,000,000 ASCOR Series B Shares and 909,091 ASCOR Series C Shares;

                      (c) ASCOR Preferred Warrants for the purchase of 68,409 ASCOR Preferred Shares and ASCOR Common Warrants for the purchase of 5,119,395 shares of

                                       8.

ASCOR Common Stock. The exercise prices of said warrants is $0.55 per warrant for the ASCOR Preferred Warrants and $0.07 per warrant for the ASCOR Common Warrants;

                      (d) No ASCOR Options for the purchase of any ASCOR Shares; and

                      5,119,395 shares of ASCOR Common Stock reserved for issuance upon exercise of outstanding ASCOR Warrants and ASCOR Options. All outstanding ASCOR Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of ASCOR, (ii) no securities of ASCOR convertible into or exchangeable for shares of capital stock or voting securities of ASCOR and (iii) no options or other rights to acquire from ASCOR, and no obligation of ASCOR to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of ASCOR (the items in clauses (i), (ii) and (iii) being referred to collectively as the "ASCOR Securities"). There are no outstanding obligations of ASCOR to repurchase, redeem or otherwise acquire any ASCOR Securities. No holder of ASCOR Securities has, as of the date hereof, any contractual right to include any such securities in any registration statement proposed to be filed by Giga-tronics under the Securities Act.

         SECTION 3.06 SUBSIDIARIES AND INVESTMENTS. ASCOR does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.07 FINANCIAL STATEMENTS. ASCOR has delivered to Purchaser copies (initialled by ASCOR's Secretary and identified with a reference to this Section of this Agreement) of financial statements (hereinafter collectively called the "Financial Statements"), all of which are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of ASCOR as at their respective dates and the results of its operations for the periods covered thereby, as follows: balance sheets of ASCOR as at March 30, 1996 and March 25, 1995 and March 26, 1994 and the related audited statements of earnings and cash flows for the years then ended, audited by KPMG Peat Marwick LLP, independent certified public accountants. The audited balance sheet of ASCOR as at March 30, 1996 (the "ASCOR Balance Sheet Date") is referred to herein as the "ASCOR Balance Sheet."

Such statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

         SECTION 3.08 ABSENCE OF CHANGES OR EVENTS. Since the ASCOR Balance Sheet Date ASCOR has conducted its business only in the ordinary course consistent with its prior practices and has not:


                                       9.

                      (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, liabilities or financial condition of ASCOR;

                      (b) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

                      (c) declared or made any payment of dividends or other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                      (d) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

                      (e) sold, transferred, leased to others or otherwise disposed of any of its assets, except for inventory sold in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

                      (f) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which in any case or in the aggregate, has had a materially adverse effect on the assets, operations or prospects of ASCOR;

                      (g) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or had any material change in its relations with its employees, agents, customers or suppliers or with any governmental authorities or self-regulatory organizations;

                      (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

                      (i) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of ASCOR;

                                       10.

                      (j) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

                      (k) made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

                      (l) changed its banking or safe deposit arrangements;

                      (m)   instituted,   settled   or  agreed  to  settle   any
litigation, action or proceeding before any court or governmental body relating to ASCOR or its property;

                      (n) failed to replenish its  inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

                      (o) suffered any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse effect on ASCOR's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in ASCOR's revenues, costs, backlog or relations with its employees, agents, customers, or suppliers;

                      (p) entered into any  transaction,  contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

                      (q) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (p) above.

         SECTION 3.09 NO UNDISCLOSED LIABILITIES. There are no liabilities of ASCOR or any of its Subsidiaries, including contingent liabilities, of the type required to be reflected in financial statements (including the notes thereto) under generally accepted accounting principles that are material to ASCOR, other than:

                      (a) liabilities disclosed or provided for in the ASCOR Balance Sheet (including the notes thereto);

                      (b)  liabilities   incurred  in  the  ordinary  course  of
business consistent with past practice since the ASCOR Balance Sheet Date and which do not exceed $100,000 in the aggregate;

                                       11.

                      (c) liabilities incurred other than in the ordinary course of business and which do not exceed $25,000 in the aggregate; and

                      (d)     liabilities under this Agreement.

         SECTION 3.10 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the best of ASCOR's knowledge, overtly threatened, against ASCOR or any of its assets or against or involving any of its officers, directors or employees in connection with the business or affairs of ASCOR, including, without limitation, any claims for indemnification arising under any agreement to which ASCOR is a party, which could, individually or in the aggregate, have a Material Adverse Effect on ASCOR or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. ASCOR is not subject to or in default with respect to any writ, order, judgment, injunction or decree, which would have a Material Adverse Effect on ASCOR.

         SECTION 3.11         TAXES.

                      (a) For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

                      (b) Except as described in Schedule 3.11 of the ASCOR Disclosure Schedule, (i) ASCOR has filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than (a) such filings, payments or other occurrences that would not have a Material Adverse Effect; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of ASCOR after due inquiry, threatening to assert against ASCOR any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith;
(iii) ASCOR has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income Tax; (iv) the accruals and reserves for Taxes reflected in the ASCOR Balance Sheet and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principals; (v) ASCOR has not made an election under Section 341(f) of the Code; (vi) ASCOR has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not have a Material

                                       12.

Adverse Effect and (vii) there are no material liens for Taxes upon the assets of ASCOR, other than liens for Taxes that are being contested in good faith by appropriate proceedings.

                      (c) ASCOR is not party to or bound by, nor has any obligation under any Tax sharing, Tax indemnity or Tax allocation or similar agreement.

         SECTION  3.12   INSURANCE.   ASCOR  maintains  the  policies  of  fire,
liability, use and occupancy and other forms of insurance covering its properties and businesses set forth in the ASCOR Disclosure Schedule. Such policies are in full force and effect.

         SECTION 3.13 EMPLOYEE BENEFIT PLANS; ERISA. Schedule 3.13 of the ASCOR Disclosure Schedule lists (i) all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of ASCOR (the "Plans") and (ii) all contracts and agreements relating to employment that provide for annual compensation in excess of $75,000 and all severance agreements, with any of the directors, officers or employees of ASCOR (other than, in each case, any such contract or agreement that is terminable by ASCOR at will without penalty or other adverse consequence) (the "Employment Contracts"). Giga-tronics has been furnished with a copy of each
Plan, any summary plan descriptions, annual reports, actuarial reports, registration statements or other securities law filings and determination letters produced or filed with respect thereto, and each Employment Contract. Except as set forth in Section 3.13 of the ASCOR Disclosure Schedule: (i) none of the Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) none of the Plans promises or provides retiree medical or life insurance benefits to any person; (iii) each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Plan; (iv) none of the Plans promises or provides severance benefits or benefits contingent upon a change in ownership or control, within the meaning of Section 280G of the Code;
(v) each Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (vi) no Plan is or has been covered by Title IV of ERISA or Section 412 of the Code; (vii) ASCOR has not incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability; and (viii) ASCOR has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act.

         SECTION 3.14         MATERIAL AGREEMENTS.

                      (a) The ASCOR Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases and instruments to which ASCOR is a party or by which it or its properties or assets are bound which individually involve payments or receipts in excess of $25,000, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any

                                       13.

officer, director or employee of ASCOR, whether written or oral (each a "Material ASCOR Agreement").

                      (b) Neither ASCOR nor, to the knowledge of ASCOR, any other party is in default under any Material ASCOR Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material ASCOR Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of ASCOR.

                      (c) Each Material ASCOR Agreement is in full force and effect and is valid and legally binding, there are, to the knowledge of ASCOR, no unresolved disputes involving or with respect to any Material ASCOR Agreement, and no party to a Material ASCOR Agreement has advised ASCOR that it intends either to terminate a Material ASCOR Agreement or to refuse to renew a Material ASCOR Agreement upon the expiration of the term thereof.

                      (d) ASCOR is not in violation of, or in default with respect to, any term of its Certificate of Incorporation or any material term of its Bylaws.

         SECTION 3.15         REAL PROPERTY; LEASES.

                      (a) The ASCOR Disclosure Schedule includes a correct and complete list of all items of real property, including leased property, and any material buildings, structures and improvements located thereon or therein, which are owned or leased by ASCOR.

                      (b) To ASCOR's knowledge, with respect to any real property of ASCOR, including any leased property, and any material buildings, structures and improvements located thereon or therein, such buildings, fixtures and improvements, and the present use thereof, are not the subject of any official complaint or notice of violation of any applicable zoning ordinance, building code or environmental laws, and such premises are not affected or threatened by any condemnation or eminent domain proceeding.

                      (c) All leases of real property and all material leases of personal property by ASCOR are in full force and effect and, to ASCOR's knowledge, there exists no default on the part of ASCOR which would interfere with the use made and proposed to be made of such real and personal property, and, except for leases of personal property terminated in the ordinary course of business, upon consummation of the Merger, will continue to entitle ASCOR to the use and possession of the real or personal property purported to be covered thereby for the terms specified in such leases and for the purposes for which such real or personal property is now used.

         SECTION 3.16 TITLE TO ASSETS. ASCOR has good, marketable and insurable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet (except

                                       14.

inventory sold after the Balance Sheet Date in the ordinary course of business). None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, except (i) mortgages or security interests shown on the Balance Sheet as securing specific liabilities or obligations or (ii) those imperfections of title and encumbrances, if any, which, individually or in the aggregate, (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto, (B) do not interfere with either the present and continued use of such property or the conduct of ASCOR's normal operations and (C) have arisen only in the ordinary course of business. All of the properties and assets owned, leased or used by ASCOR are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of ASCOR and are directly related to the business of ASCOR.

         SECTION 3.17         ENVIRONMENTAL MATTERS.

                      (a) For purposes of this  Agreement,  the following  terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following United States federal statutes and their state or foreign counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials
Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) asbestos;
(F) any other pollutant or contaminant; and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any United States or foreign, federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

                      (b)  Except as would not have a Material  Adverse  Effect:
(i) ASCOR has not violated and is not in  violation  of any  Environmental  law;
(ii) there has been no contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of any Hazardous Substance, on or from any of the properties owned or leased by ASCOR (including, without limitation, soils and surface and ground waters); (iii) ASCOR is not liable for any off-site contamination; (iv) ASCOR is not liable under any Environmental Law; (v) ASCOR has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (vi) ASCOR has been and is in compliance with its Environmental Permits; and (vii) there are no pending, or, to the best knowledge of ASCOR after due inquiry, threatened claims against ASCOR relating to any Environmental Law or Hazardous Substance.


                                       15.

         SECTION 3.18 INTELLECTUAL PROPERTY. No claim is pending or, to the knowledge of ASCOR, threatened to the effect that the present or past operations of ASCOR infringes upon or conflicts with the rights of others with respect to any intellectual property (including, without limitation, licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit ASCOR to conduct its business as now operated (the "ASCOR Intellectual Property"), except as disclosed in the ASCOR Disclosure Schedule, no claim is pending or, to the best knowledge of ASCOR, threatened to the effect that any of the ASCOR Intellectual Property is invalid or unenforceable. ASCOR has provided Giga-tronics with a list of all licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights and service marks of ASCOR and each of its subsidiaries. Except as set forth in the ASCOR Disclosure Schedule, no contract, agreement or understanding between ASCOR or any of its subsidiaries and any other party exists which would impede or prevent the continued use by ASCOR and its subsidiaries of the entire right, title and interest of ASCOR and its subsidiaries in and to the ASCOR Intellectual Property.

         SECTION 3.19 NO GUARANTIES. None of the obligations or liabilities of ASCOR is guaranteed by, or subject to a similar contingent liability of, any other person, firm or corporation, nor has ASCOR guaranteed, or otherwise become contingently liable for, the obligations or liabilities of any other person, firm or corporation.

         SECTION 3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither ASCOR nor any officer, employee or agent of ASCOR, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of ASCOR (or assist ASCOR in connection with any actual or proposed transaction) which (a) might subject ASCOR to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the assets, business or operations of ASCOR as reflected in the Financial Statements or (c) if not continued in the future, might adversely affect ASCOR's assets, business, operations or prospects or which might subject ASCOR to suit or penalty in any private or governmental litigation or proceeding.

         SECTION 3.21 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. ASCOR had complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of ASCOR's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which ASCOR is a party or by which it may be bound or affected. Neither ASCOR nor any Shareholder is aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations

                                       16.

or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

         SECTION 3.22 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by ASCOR for inclusion in the proxy statement relating to the meeting of Giga-tronics's shareholders to be held in connection with the Merger (the "Proxy Statement") at the time of mailing of the Proxy Statement to shareholders of Giga-tronics, and at the time of the meeting of Giga-tronics shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by ASCOR with respect to information supplied by Giga-tronics or Merger Sub for inclusion therein.

         SECTION 3.23 TAX MATTERS. Neither ASCOR nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from being effected as a pooling of interests or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Neither ASCOR nor any of its affiliates or agents is aware of any agreement, plan or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code and to their best knowledge after due inquiry, the Merger will so qualify.

         SECTION 3.24 ACCOUNTING MATTERS. Schedule 3.24 of the ASCOR Disclosure Schedule sets forth all persons who, as of the date of this Agreement, may be deemed to be affiliates of ASCOR under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment. Prior to the date hereof, ASCOR has advised such persons of the resale restrictions imposed by applicable securities Laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF GIGA-TRONICS

         Except as disclosed in a document referring specifically to this Agreement (the "Giga- tronics Disclosure Schedule) which is delivered by Giga-tronics to ASCOR concurrently with the execution of this Agreement or as disclosed in public filings made by Giga-tronics with the SEC prior to the date hereof, Giga-tronics represents and warrants to ASCOR as set forth below:

         SECTION 4.01 CORPORATE EXISTENCE AND POWER. Giga-tronics and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of California. Each of Giga-tronics and Merger Sub has all corporate powers and all

                                       17.

material Governmental Authorizations required to carry on its business as now conducted. Giga-tronics is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Giga-tronics has delivered to ASCOR true and complete copies of Giga-tronics's Articles of Incorporation and Bylaws and Merger Sub's Articles of Incorporation and Bylaws, each as currently in effect.

         SECTION 4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement, the ASCOR and the Giga-tronics Affiliates Agreements and the consummation by Giga-tronics and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of Giga-tronics and Merger Sub and have been duly authorized by all necessary corporate action. The ASCOR and Giga-tronics Affiliates Agreements are collectively referred to herein as the "Giga-tronics Ancillary Agreements." This Agreement and the Giga-tronics Ancillary Agreements constitute, or upon execution will constitute, valid and binding agreements of Giga-tronics and Merger Sub, enforceable in each case against each in accordance with their respective terms.

         SECTION 4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement and the Giga-tronics Ancillary Agreements and the consummation of the Merger by Giga-tronics and Merger Sub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                      (a) the filing of an agreement of merger in accordance with California Law;

                      (b) compliance with any applicable requirements of the HSR Act;

                      (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

                      (d) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

                      (e) compliance with any applicable foreign or state securities or "blue sky" laws; and

                      (f) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially adversely affect the ability of ASCOR, Giga-tronics or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.


                                       18.

         SECTION 4.04 NON-CONTRAVENTION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement and the Giga-tronics Ancillary Agreements and the consummation by Giga-tronics and Merger Sub of the transactions contemplated hereby and thereby do not and will not:

                      (a) contravene or conflict with the respective Articles of Incorporation or Bylaws of Giga-tronics or Merger Sub;

                      (b) assuming  compliance  with the matters  referred to in
Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Giga-tronics, Merger Sub or any Subsidiary of Giga-tronics;

                      (c) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any agreement, contract or other instrument binding upon Giga-tronics or Merger Sub or any such Subsidiary or any material license, franchise, permit or other similar authorization held by Giga-tronics, Merger Sub or any such Subsidiary; or

                      (d) result in the creation or imposition of any Lien on any asset of Giga-tronics, Merger Sub or any Subsidiary of Giga-tronics.

         SECTION 4.05         CAPITALIZATION OF GIGA-TRONICS.

                      (a) The authorized capital stock of Giga-tronics consists of 40,000,000 shares of Giga-tronics Common Stock and 1,000,000 shares of preferred stock. As of the date hereof, there were outstanding:

                              (i) 2,603,420 shares of Giga-tronics Common Stock;
and

                              (ii)  employee  and  director   stock  options  to
purchase an aggregate of 156,150 shares of Giga-tronics Common Stock.

Giga-tronics has authorized the issuance of employee rights to purchase 400,000 shares of Giga-tronics Common Stock under Giga-tronics's 1990 Restated Stock Option Plan (the "Giga-tronics Stock Option Plan"). All outstanding shares of Giga-tronics Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of
Giga-tronics, (ii) no securities of Giga-tronics convertible into or exchangeable for shares of capital stock or voting securities of Giga-tronics and (iii) no options or other rights to acquire from Giga-tronics, and no obligation of Giga-tronics to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Giga-tronics (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Giga-tronics Securities"). There are no outstanding obligations of Giga-tronics or any of its Subsidiaries to repurchase, redeem or otherwise

                                       19.

acquire any Giga-tronics Securities. No holder of Giga-tronics Securities has, as of the date hereof, any contractual right to include any such securities in any registration statement proposed to be filed by Giga-tronics under the Securities Act.

                      (b) All shares of Giga-tronics Common Stock issued in the Merger shall, upon issuance, be fully paid, validly issued and nonassessable. Giga-tronics has reserved sufficient shares of Giga-tronics Common Stock for issuance in the Merger based on the number of ASCOR Shares outstanding on the date hereof.

         SECTION 4.06 CAPITALIZATION OF MERGER SUB; SUBSIDIARIES. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which are outstanding. All the issued and outstanding capital stock of Merger Sub is owned by Giga-tronics. Merger Sub has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement. Giga-tronics does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity other than Merger Sub.

         SECTION 4.07         SEC FILINGS.

                      (a) Giga-tronics has since March 27, 1993 filed all proxy statements, schedules and reports required to be filed by it with the SEC pursuant to the Exchange Act.

                      (b) Giga-tronics has delivered to ASCOR:

                              (i) its annual reports on Form 10-K for its fiscal
years ended March 26, 1994 and March 25, 1995;

                              (ii) its  quarterly  report  on Form  10-Q for its
fiscal quarter ending June 24, September 30 and December 30, 1995;

                              (iii) its proxy or information statements relating
to meetings of, or actions taken without a meeting by, the shareholders of Giga-tronics held since March 31, 1994; and

                              (iv)  all  of  its  other   reports,   statements,
schedules and registration statements filed with the SEC since March 31, 1994.

                      (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                      (d) No such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any

                                       20.

material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.08 FINANCIAL STATEMENTS. The audited financial statements Giga-tronics included in its annual reports on Form 10-K and the unaudited financial statements of Giga-tronics included in its quarterly reports on Form 10-Q referred to in Section 4.07 present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Giga-tronics as of the dates thereof and its results of operations, shareholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "Giga-tronics Balance Sheet" means the balance sheet of Giga-tronics as of December 30, 1995, and the notes thereto, contained in Giga-tronics's quarterly report on Form 10-Q filed for its fiscal quarter then ended, and "Giga-tronics Balance Sheet Date" means December 30, 1995.

         SECTION 4.09 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Giga-tronics or Merger Sub for inclusion in the Proxy
Statement and the Registration Statement, will, in the case of the Proxy Statement, at the time of mailing of the Proxy Statement to shareholders of Giga-tronics and at the time of the meeting of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement and Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder, except that no representation is made by Giga-tronics with respect to information supplied by ASCOR for inclusion therein.

         SECTION 4.10 ABSENCE OF CERTAIN CHANGES. Since the Giga-tronics Balance Sheet Date Giga-tronics and its Subsidiaries have in all material respects conducted their business in the ordinary course and there has not been:

                      (a)  any   Material   Adverse   Change  with   respect  to
Giga-tronics;

                      (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Giga-tronics;

                      (c) any repurchase, redemption or other acquisition by Giga-tronics or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Giga-tronics or any such Subsidiary;

                      (d) any amendment of any material term of any outstanding Giga-tronics Securities or any Giga-tronics Subsidiary Securities;

                                       21.

                      (e) any damage, destruction or other casualty loss (whether or not covered by insurance) materially and adversely affecting the business, assets, liabilities, earnings or prospects of Giga-tronics or any of its Subsidiaries;

                      (f) any new (or amendment to or alteration of any existing) bonus, incentive compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by Giga-tronics which would result in a material increase in cost to Giga-tronics;

                      (g) the entering into of any agreement by Giga-tronics or any person on behalf of Giga-tronics to take any of the foregoing actions.

         SECTION 4.11 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the best of Giga-tronics's knowledge, overtly threatened, against Giga-tronics or any of its assets or against or involving any of its officers, directors or employees in connection with the business or affairs of Giga-tronics, including, without limitation, any claims for indemnification arising under any agreement to which Giga-tronics is a party, which could, individually or in the aggregate, have a Material Adverse Effect on Giga-tronics or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Giga-tronics is not subject to or in default with respect to any writ, order, judgment, injunction or decree, which would have a Material Adverse Effect on Giga-tronics.

         SECTION 4.12 ADVISOR'S FEES. Except for an investment banking firm which may be selected by Giga-tronics (the "Giga-tronics Financial Advisor") following the date hereof to render a fairness opinion in connection with the transactions contemplated by the terms of this Agreement, whose fees will be disclosed in writing to ASCOR and whose fees will be paid by Giga-tronics, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Giga-tronics or any of its Subsidiaries who is entitled to any fee or commission from Giga-tronics or any of its affiliates upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE V

                               COVENANTS OF ASCOR

         ASCOR agrees that:

         SECTION 5.01 CONDUCT OF ASCOR. From the date hereof until the Effective Time, ASCOR shall in all material respects conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by ASCOR to Giga-tronics in writing, without the prior written consent of Giga-tronics:

                                       22.

                      (a) ASCOR will not adopt or propose any change in its Articles of Incorporation or Bylaws;

                      (b) ASCOR will not enter into or amend any employment agreements, oral or written or increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of December 31, 1995, or increase the compensation payable to any other employees (other than (A) increases in the ordinary course of business which are not in the aggregate material to ASCOR, or (B) pursuant to plans disclosed in ASCOR Disclosure Schedule), or adopt or amend any employee benefit plan or arrangement (oral or written);

                      (c) Except pursuant to the exercise of ASCOR Options or ASCOR Warranties already outstanding, ASCOR will not issue any ASCOR Securities;

                      (d) ASCOR will keep in full force and effect its existing directors' and officers' liability insurance and will not modify or reduce the coverage thereunder;

                      (e) ASCOR will not pay any dividend or make any other distribution to holders of its capital stock nor will ASCOR redeem or otherwise acquire any ASCOR Securities;

                      (f) ASCOR will not, directly or indirectly, merge or consolidate with another entity or dispose of or acquire any material properties or assets except in the ordinary course of business;

                      (g) ASCOR will not incur any additional indebtedness for borrowed money in excess of $50,000 in the aggregate, except pursuant to existing arrangements which have been disclosed to Giga-tronics prior to the date hereof;

                      (h) ASCOR will not amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, or accelerate, amend or change the vesting period of any outstanding restricted stock;

                      (i) Except as provided in Section 5.04, ASCOR will not enter into any transaction that would require the Proxy Statement to be delayed or recirculated under circumstances which would in the reasonable judgment of Giga-tronics delay the occurrence of the Effective Date beyond the date specified in Section 9.01(viii);

                      (j) ASCOR will not, except in the ordinary course of business consistent with past practices, sell, license or otherwise transfer to any person any ASCOR intellectual property rights; and

                      (k) ASCOR will not agree or commit to do any of the foregoing.


                                       23.

         SECTION 5.02 SHAREHOLDERS' MEETING; PROXY MATERIAL. ASCOR shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable or shall seek the written consent of its shareholders following the approval of the Proxy Statement for the purpose of voting on (or in the case of a written consent, consenting to) the approval and adoption of this Agreement and the Merger. The Board of Directors of ASCOR shall, subject to their fiduciary duties, recommend approval and adoption of this Agreement and the Merger by ASCOR's shareholders. In connection with such meeting or seeking of written consent, ASCOR:

                      (a) will, together with Giga-tronics and Merger Sub, promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter deliver to its shareholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting;

                      (b)  will  use  all  reasonable   efforts  to  obtain  the
necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; and

                      (c) will otherwise comply with all legal requirements applicable to such meeting.

         SECTION 5.03 ACCESS TO FINANCIAL AND OPERATION INFORMATION. From the date hereof until the Effective Time, ASCOR will give Giga-tronics, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of ASCOR, will furnish to Giga- tronics, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct ASCOR's employees, counsel and financial advisors to cooperate with Giga-tronics in its investigation of the business of ASCOR and in the planning for the combination of the businesses of ASCOR and Giga-tronics following the consummation of the Merger; provided that no investigation pursuant to this Section shall affect any representation or warranty given by ASCOR to Giga-tronics hereunder. In addition, ASCOR will cooperate in arranging joint meetings among representatives of ASCOR and Giga-tronics and persons with whom ASCOR maintains business relationships. All requests for information made pursuant to this Section shall be directed to the Controller of ASCOR or such person as may be designated by him. All information obtained pursuant to this Section 5.03 shall be governed by any confidentiality agreements currently in effect between Giga-tronics and ASCOR as well as the terms of Section 5.08 of this Agreement.

         SECTION 5.04 OTHER OFFERS. From the date hereof until the earlier of the Effective Date or the termination of this Agreement in accordance with the terms hereof, ASCOR and the officers, directors, employees or other agents of ASCOR will not, directly or indirectly, (i) take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined); or
(ii) engage in negotiations with, or disclose any nonpublic information relating to ASCOR or afford access to the properties, books or records of ASCOR to, any person or entity that informs the Board of Directors that it is considering making, or has made, an Acquisition Proposal. Until this Agreement shall be

                                       24.

terminated in accordance with the terms hereof, ASCOR will not enter into any agreement to merge or consolidate with, or sell a substantial portion of its assets to, any person or entity. ASCOR will promptly notify Giga-tronics after receipt of any Acquisition Proposal or any request for nonpublic information relating to ASCOR in connection with an Acquisition Proposal or for access to the properties, books or records of ASCOR by any person or entity that informs the Board of Directors that it is considering making, or has made, an Acquisition Proposal. The term "Acquisition Proposal" shall mean (i) any merger, consolidation, tender offer or other similar transaction or related transactions pursuant to which the holders of the voting securities of ASCOR prior to the transaction hold following the consummation of such transaction less than 80% of the voting securities of the surviving entity, (ii) a sale of a material portion of the assets of ASCOR, or (iii) any equity or convertible debt transaction or related transactions in which any person or group of affiliated persons other than current security holders of ASCOR acquire securities of ASCOR representing more than 20% of the aggregate voting power of ASCOR's outstanding securities, other than in each case the transactions contemplated by this Agreement. For purposes of the foregoing definition, one person shall be deemed to be affiliated with a second person if such first person controls, is controlled by or is under common control with the second person, and control, for purposes hereof, shall be deemed to exist only in the event there exists ownership of or the right to vote, in either case directly or indirectly, securities representing more than 50% of the aggregate voting power of an entity's outstanding securities.

         SECTION 5.05 MAINTENANCE OF BUSINESS. ASCOR will use its best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If ASCOR becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of the Giga-tronics in writing.

         SECTION 5.06 COMPLIANCE WITH OBLIGATIONS. Prior to the Effective Date, ASCOR shall comply with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its Articles of Incorporation and Bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to ASCOR and its properties or assets.

         SECTION 5.07 NOTICES OF CERTAIN EVENTS. ASCOR shall, upon obtaining knowledge of any of the following, promptly notify Giga-tronics of:

                      (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

                      (b)  any   notice   or   other   communication   from  any
governmental  or regulatory  agency or authority in connection  with the Merger;
and

                                       25.

                      (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against ASCOR which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3.10 or 3.20 or which relate to the consummation of the Merger.

         SECTION 5.08 CONFIDENTIALITY. ASCOR agrees that for a period of three years following any termination of this Agreement ASCOR shall not (a) disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any confidential information or data relevant to the operations of Giga-tronics whether of a technical or commercial nature, nor (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity to use, directly or indirectly, any such information or data in any manner which reasonably would be deemed to be competitive with the operations of Giga-tronics excepting only use of (i) information in the public domain at the time of disclosure to ASCOR (ii) information subsequently coming into the public domain by means other than disclosure by ASCOR or any of its agents (iii) information ASCOR can establish and document was in its possession or was known to it prior to its disclosure to ASCOR by Giga-tronics; (iv) information disclosed to ASCOR by a third party not in violation of any obligation of confidentiality or nondisclosure known to ASCOR or of which ASCOR should reasonably have known; or (v) information which was independently developed by ASCOR or which is generally known in ASCOR's industry.

         SECTION 5.09 COMPLIANCE WITH THE SECURITIES ACT. ASCOR shall prior to 15 days after signing but in any event prior to mailing of the Proxy Statement cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of ASCOR to deliver to Giga-tronics an Affiliates Agreement in substantially the form attached hereto as Exhibit 5.09 (an "ASCOR Affiliates Agreement").


                                   ARTICLE VI

                    COVENANTS OF GIGA-TRONICS AND MERGER SUB

         Giga-tronics and Merger Sub agree that:

         SECTION 6.01 CONDUCT OF GIGA-TRONICS. From the date hereof until the Effective Time, Giga-tronics and its Subsidiaries shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by Giga-tronics to ASCOR in writing, without the prior written consent of ASCOR:

                      (a) Giga-tronics will not adopt or propose any changes in its Certificate of Incorporation or Bylaws (other than those contemplated by the Giga-tronics Reincorporation);


                                       26.

                      (b) Except pursuant to the exercise of options described in Section 4.05 or stock purchase rights under Giga-tronics's Stock Option Plan and except the granting of stock options in the ordinary course of business consistent with past practice, Giga-tronics will not issue any Giga-tronics Securities;

                      (c) Giga-tronics will not pay any dividend or make any other distribution to holders of its capital stock nor will Giga-tronics or any of its Subsidiaries redeem or otherwise acquire any Giga-tronics Securities;

                      (d) Giga-tronics will not, directly or indirectly, merge or consolidate with another entity or dispose of or acquire any material properties or assets except in the ordinary course of business;

                      (e) Giga-tronics shall take no extraordinary actions affecting its capital structure (e.g., declaration of stock dividends or stock splits);

                      (f) Giga-tronics will not except, in the ordinary course of business consistent with past practices, sell, license or otherwise transfer to any person any Giga-tronics intellectual property rights or any intellectual property rights of any of its Subsidiaries; and

                      (g) Giga-tronics will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 6.02 SHAREHOLDERS' MEETING; PROXY MATERIAL. Giga-tronics shall promptly prepare and file with the SEC under the Securities Act the Proxy Statement and shall use all reasonable efforts to cause the Proxy Statement to be approved as promptly as practicable. Giga-tronics shall cause a meeting of its shareholders (the "Giga-tronics Shareholders' Meeting") to be duly called and held as soon as reasonably practicable following the approval of the Proxy Statement for the purpose of voting on the approval and adoption of this Agreement and the Merger. Giga-tronics shall take any action required to be taken under foreign or state securities or "blue sky" laws in connection with the issuance of Giga-tronics Common Stock in the Merger.

         SECTION 6.03 MAINTENANCE OF BUSINESS. Giga-tronics will use its best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and other persons having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Giga-tronics becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of ASCOR in writing.

         SECTION 6.04 COMPLIANCE WITH OBLIGATIONS. Prior to the Effective Date, Giga-tronics and its Subsidiaries shall each comply with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including

                                       27.

its respective certificate or articles of incorporation and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Giga-tronics and its Subsidiaries and their respective properties or assets.

         SECTION 6.05 NOTICES OF CERTAIN EVENTS. Giga-tronics shall, upon obtaining knowledge of any of the following, promptly notify ASCOR of:

                      (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

                      (b)  any   notice   or   other   communication   from  any
governmental  or regulatory  agency or authority in connection  with the Merger;
and

                      (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Giga-tronics or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or which relate to the consummation of the Merger.

         SECTION 6.06 CONFIDENTIALITY. Giga-tronics agrees that for a period of three years following any termination of this Agreement Giga-tronics shall not
(a) disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any confidential information or data relevant to the operations of ASCOR, whether of a technical or commercial nature, nor (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity to use, directly or indirectly, any such information or data in any manner which reasonably would be deemed to be competitive with the operations of ASCOR excepting only use of (i) information in the public domain at the time of disclosure to Giga-tronics (ii) information subsequently coming into the public domain by means other than disclosure by Giga-tronics or any of its agents (iii) information Giga-tronics can establish and document was in its possession or was known to it prior to its disclosure to Giga-tronics by ASCOR; (iv) information disclosed to Giga-tronics by a third party not in violation of any obligation of confidentiality or nondisclosure known to Giga-tronics or of which Giga-tronics should reasonably have known; or (v) information which was independently developed by Giga-tronics or which is generally known in ASCOR's industry.

         SECTION 6.07 OBLIGATIONS OF MERGER SUB. Giga-tronics will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any Person other than Giga-tronics or a wholly owned Subsidiary of Giga-tronics. Merger Sub shall not incur any indebtedness or liabilities of any kind except pursuant to this Agreement.


                                       28.

         SECTION 6.08 COMPLIANCE WITH THE SECURITIES ACT. Giga-tronics shall use its best efforts to cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Giga-tronics to enter on or prior to the Effective Date an Affiliates Agreement in substantially the form attached hereto as Exhibit 6.08 (a "Giga-tronics Affiliates Agreement").


                                   ARTICLE VII

                         OTHER COVENANTS OF THE PARTIES

         The Parties agree that:

         SECTION 7.01 ADVICE OF CHANGES. Each party will promptly advise each other party in writing (i) of any event known to its executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event) and (ii) of any Material Adverse Change in the business condition of the party and its Subsidiaries, taken as a whole.

         SECTION 7.02 REGULATORY APPROVALS. Prior to the Effective Time, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or that the other company may reasonably request, in connection with the consummation of the Merger. Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

         SECTION 7.03 ACTIONS CONTRARY TO STATED INTENT. No party hereto shall, from or after the date hereof and either before or after the Effective Time, take any action that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         SECTION 7.04 CERTAIN FILINGS. The Parties shall cooperate with one another:

                      (a) in connection with the preparation of the Proxy Statement;

                      (b) in connection with the preparation of any filing required by the HSR Act;

                      (c) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

                                       29.

                      (d) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.05 COMMUNICATIONS. Between the date hereof and the Effective Time, no party will furnish any written communication to its shareholders or to the public generally if the subject matter thereof relates to the transactions contemplated by this Agreement without the prior approval of ASCOR and Giga-tronics as to the content thereof, which approval shall not be unreasonably withheld; provided that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or by any competent governmental authority.

         SECTION 7.06 SATISFACTION OF CONDITIONS PRECEDENT. The parties will use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 CONDITIONS TO OBLIGATIONS OF GIGA-TRONICS AND MERGER SUB. The obligations of Giga-tronics and Merger Sub hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by Giga-tronics, but only in a writing signed by Giga-tronics):

                      (a) Accuracy of Representations and Warranties. The representations and warranties of ASCOR contained in Article III shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks only as of an earlier date) and ASCOR shall have provided Giga-tronics with a certificate executed by the President and the Chief Financial Officer of ASCOR, dated as of the Effective Date, to such effect; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Effective Date, shall not result in the non-satisfaction of this Section 8.01(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on ASCOR or (ii) are willful and intentional misrepresentations of a material matter that constitute common law fraud. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity, means a material adverse effect on the financial condition, business, liabilities (including contingent liabilities) or results of operations of such person or entity and its

                                       30.

subsidiaries, taken as a whole; and "Material Adverse Change" shall mean a change or a development involving a prospective change which would have a Material Adverse Effect.

                      (b) Covenants. ASCOR shall have performed and complied with all of its covenants contained in Articles V and VII in all material respects on or before the Effective Date, and Giga-tronics shall receive a certificate to such effect signed by ASCOR's President and Chief Financial Officer.

                      (c) No Material Adverse Change. There shall have been no Material Adverse Change in ASCOR since the ASCOR Balance Sheet Date.

                      (d) Affiliates Agreements. Giga-tronics shall have received from each person or entity who may be deemed pursuant to Section 5.09 to be an affiliate of ASCOR a duly executed Affiliates Agreement, and such Affiliates Agreements shall remain in full force and effect.

                      (e) Satisfactory Completion of Due Diligence Review. Giga-tronics shall have completed its due diligence review of the business, operations and financial condition of ASCOR by May 24, 1996 and such review shall not have revealed any facts or circumstances which in the reasonable judgment of Giga-tronics could have a Material Adverse Effect on ASCOR. If such due diligence review shall reveal facts or circumstances which in the reasonable judgement of Giga-tronics could have a Material Adverse Effect on ASCOR, Giga-tronics shall promptly notify ASCOR of its determination or shall be deemed to have waived compliance with this condition.

                      (f) Pooling of Interests Matters. In the sole discretion of Giga-tronics, the Merger shall qualify for accounting treatment as a pooling of interests in accordance with Accounting Principles Board Release No. 16. In determining whether the Merger so qualifies Giga-tronics may consider the impact on such qualification of ASCOR Shares which are voted against the Merger or which have abstained from voting with respect to the Merger.

                      (g) Giga-tronics Dissenters' Rights. Shareholders of Giga-tronics shall not have perfected dissenters' rights with respect to Giga-tronics Common Stock with respect to five percent (5%) or more of the Giga-tronics Common Stock outstanding on the date of the Giga-tronics Shareholder Meeting.

                      (h) ASCOR Preferred Stock. As of the Closing Date all shares of ASCOR Preferred Stock outstanding as of the date of this Agreement shall (i) have remained outstanding (ii) shall have been tendered at the Closing with instructions that such shares are to be exchanged at the Effective Time for Giga-tronics Common Stock in accordance with the terms of this Agreement, and
(iii) not have been transferred by the owners of such shares as of the date of this Agreement to any other person.

         SECTION 8.02 CONDITIONS TO OBLIGATIONS OF ASCOR. ASCOR's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of

                                       31.

each of the following conditions (any one or more of which may be waived by ASCOR, but only in a writing signed by ASCOR):

                      (a) Accuracy of Representations and Warranties. The representations and warranties of Giga-tronics set forth in Article IV shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks only as of an earlier date and except for changes contemplated by this Agreement) and Giga-tronics shall have provided ASCOR with a certificate executed by the President and the Chief Financial Officer of Giga-tronics, dated as of the Effective Date, to such effect; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Effective Date, shall not result in the non-satisfaction of this Section 8.02(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on Giga-tronics or (ii) are willful and intentional misrepresentations that constitute common law fraud of a material matter.

                      (b) Covenants. Giga-tronics shall have performed and complied with all of its covenants contained in Section 2.03 and Articles VI and VII in all material respects on or before the Effective Date, and ASCOR shall receive a certificate to such effect signed by Giga-tronics's President and Chief Financial Officer.

                      (c) No Material Adverse Change. There shall have been no Material Adverse Change in Giga-tronics since the Giga-tronics Balance Sheet Date.

         SECTION 8.03 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of ASCOR and Giga-tronics hereunder are subject to the fulfillment, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

                      (a) Shareholder Approval. Each of ASCOR's shareholders and Giga-tronics' shareholders shall have duly approved this Agreement, the Merger Agreement and the Merger, all in accordance with applicable laws and regulatory requirements.

                      (b) Tax-Free Reorganization. Each of ASCOR and Giga-tronics shall have received a written opinion from Brobeck, Phleger & Harrison LLP ("Brobeck") to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in form and substance. In preparing ASCOR and the Giga-tronics tax opinions, Brobeck may rely on (and to the extent reasonably required, the parties and ASCOR's shareholders shall make) reasonable representations related thereto.

                      (c) Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Merger (each party

                                       32.

agreeing to use its reasonable best efforts to have any such order, decree or injunction lifted).

                      (d) Consents. All written consents, assignments, waivers or authorizations ("Consents"), other than Governmental Authorizations, that are required as a result of the Merger for the continuation in full force and effect of any material contracts or leases of ASCOR or Giga-tronics shall have been obtained, other than those Consents the failure of which to obtain would not have a Material Adverse Effect on ASCOR or Giga-tronics.

                      (e) Governmental Authorizations. There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the Merger will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on Giga-tronics, ASCOR or the Surviving Corporation or would be reasonably likely to subject any of Giga-tronics, Merger Sub, ASCOR or any of their respective directors or officers to substantial penalties or criminal liability.

                      (f) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.


                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         SECTION 9.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the shareholders of ASCOR or Giga-tronics:

                              (i) by mutual consent of the Boards of Directors of Giga-tronics, Merger Sub and ASCOR;

                              (ii) by either Giga-tronics and Merger Sub or ASCOR, if the requisite vote of the shareholders of Giga-tronics shall not have been obtained or the written consent of shareholders of ASCOR shall not be obtained by December 31, 1996;

                              (iii) by Giga-tronics, if it is not in material breach of its obligations under this Agreement and if the Board of Directors of ASCOR shall have:

                                       (A) withdrawn its  recommendation  of the
         Merger, or


                                       33.

                                       (B)    recommended    or   approved   any
         acceptance by shareholders of any Acquisition Proposal (other than an Acquisition Proposal made by Giga-tronics or an affiliate of Giga-tronics); or

                              (iv) by ASCOR, if it is not in material breach of its obligations under this Agreement and if the Board of Directors of Giga-tronics shall have:

                                       (A) withdrawn its  recommendation  of the
         Merger, or

                                       (B)    recommended    or   approved   any
         acceptance by shareholders of any Acquisition Proposal (other than an Acquisition Proposal made by ASCOR or an affiliate of ASCOR); or

                              (v) by either Giga-tronics and Merger Sub or ASCOR, respectively, (A) if there has been a breach of any representation and warranty such that Section 8.01(a) or 8.02(a), respectively, cannot be satisfied or (B) if there has been the willful breach on the part of ASCOR or Giga-tronics and Merger Sub, respectively, of any covenant or agreement contained in this Agreement such that Sections 8.01(b) or 8.02(b) cannot be satisfied, and in both case (A) and case (B) such breach has not been promptly cured after notice to the breaching party; or

                              (vi) by Giga-tronics, if the conditions contained in Section 8.02(f), (g) or (h) are not satisfied; or

                              (vii) by Giga-tronics, if ASCOR shall have issued any ASCOR Securities between the date of this Agreement and the Closing Date without the prior consent of Giga-tronics; or

                              (viii) by either Giga-tronics and Merger Sub or ASCOR, respectively, at any time after December 31, 1996, unless the delay is caused by the failure of the terminating party to fulfill its obligations hereunder.

         SECTION 9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of either Giga-tronics, Merger Sub or ASCOR, except that each of the agreements contained or referred to in Sections 5.08, 6.06 and 11.02 shall survive the termination hereof; provided, however, that each party shall be entitled to any remedies at law or in equity in the event of a breach of this Agreement by the other party, except as provided in Sections 11.02(b) and (c).



                                       34.

                                    ARTICLE X

                      ADDITIONAL AGREEMENTS OF THE PARTIES

         SECTION 10.01 REGISTRATION RIGHTS AGREEMENT. Concurrent with the Effective Time Giga-tronics will execute and deliver to the ASCOR Share holders a Registration Rights Agreement substantially in the form of Exhibit 10.01 hereto.


                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 11.02 FEES AND EXPENSES. Whether or not the Merger is consummated, each party shall pay all fees and expenses incurred by such party, including counsel fees and fees of accountants and investment bankers contracted by such party, and any other expenses specifically identifiable to such party in connection with the transactions contemplated hereby. Any other costs and expenses not specifically identified as applicable to either ASCOR or Giga-tronics shall be shared equally.

         SECTION 11.03 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein, and in any instrument delivered pursuant hereto, shall be deemed to be conditions to the Merger and shall not survive the Merger.

         SECTION 11.04 NOTICES. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

                      (a) if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, 48 hours after such deposit as registered or certified mail; or

                      (b) if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, 24 hours after the delivery time promised by the delivery service.


                                       35.

         Giga-tronics and Merger Sub:

                              Giga-tronics Incorporated
                              4650 Norris Canyon Road
                              San Ramon, CA 94583
                              Attention:       George H. Bruns, Jr.
                                               Chief Executive Officer
                              Facsimile:       (510) 328-4700

         With copy to:
                              Brobeck, Phleger & Harrison LLP
                              Spear Street Tower
                              One Market Plaza
                              San Francisco, CA  94105
                              Attention:       William L. Hudson, Esq.
                              Facsimile:       (415) 442-1010

         ASCOR:
                              ASCOR, Inc.
                              47790 Westinghouse Drive
                              Fremont, CA  94539
                              Attention:       Jeffrey Lum
                                               President
                              Facsimile:       (510) 490-8493

         With copy to:
                              Brian Fraser, Esq.
                              Attorney at Law
                              6114 La Salle Avenue, Suite 646
                              Oakland, CA  94611
                              Facsimile:  (510) 839-3461


                      Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         SECTION 11.05 GOVERNING LAWS. The laws of the State of California (irrespective of its choice of law principles) shall govern all issues concerning the Merger and all other issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

         SECTION 11.06 BINDING UPON SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the other.

                                       36.

         SECTION 11.07 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 11.08 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement.

         SECTION 11.09 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         SECTION 11.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. At any time before or after approval of this Agreement and the Merger by the shareholders of ASCOR and prior to the Effective Time, this Agreement may be amended or supplemented by ASCOR or Giga-tronics with respect to any of the terms contained in this Agreement, except that following approval by the shareholders of ASCOR there shall be no amendment or change to the provisions hereof with respect to the Exchange Ratio without further approval by the shareholders of ASCOR, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

         SECTION 11.11 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 11.12 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." For purposes of this Agreement, "knowledge" of any party shall mean the knowledge of the executive officers of such party after such officers shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.


                                       37.

         SECTION 11.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the paries reflected hereon as signatories.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


GIGA-TRONICS INCORPORATED                      R. HATCH



By:___________________________________         _________________________________
Name: George H. Bruns, Jr.
Title:   Chief Executive Officer


ASCOR ACQUISITION CORP.                        DOMINION PARTNERS


By:___________________________________         By:______________________________
Name:_________________________________         Name:____________________________
Title:________________________________         Firm:____________________________



ASCOR, INC.                                    SBH ASSOCIATES, INC.



By:___________________________________         By:______________________________
Name:_________________________________         Name:____________________________
Title:________________________________         Firm:____________________________

                                               [CONTINUES ON NEXT PAGE]


                                      38.

CONTINENTAL CAPITAL                            EUCLID PARTNERS III L.P.
CORPORATION



By:___________________________________         By:______________________________
Name:_________________________________         Name:____________________________
Firm: ________________________________         Title:___________________________




SPECTRA ENTERPRISES                            INTERVEN II, S.A.
ASSOCIATES



By:___________________________________         By:______________________________
Name:_________________________________         Name:____________________________
Firm: ________________________________         Title:___________________________




THE BRUNS COMPANY



By:___________________________________
Name:_________________________________
Title:________________________________


                                      39.

                                    GLOSSARY

                                                                          PAGE

Acquisition Proposal  ......................................................25
Agreement             .......................................................1
Agreement of Merger   .......................................................2
Ascor                 .......................................................1
Ascor Affiliates Agreement..................................................26
Ascor Ancillary Agreements...................................................7
Ascor Balance Sheet   .......................................................9
Ascor Balance Sheet Date.....................................................9
Ascor Common Stock    .......................................................1
Ascor Common Warrants .......................................................3
Ascor Disclosure Schedule....................................................7
Ascor Intellectual Property.................................................16
Ascor Option          .......................................................5
Ascor Outstanding Equivalent Number..........................................3
Ascor Preferred Shares.......................................................2
Ascor Preferred Warrants.....................................................3
Ascor Securities      .......................................................9
Ascor Series A Shares .......................................................2
Ascor Series B Shares .......................................................2
Ascor Series C Shares .......................................................2
Ascor Shares          .......................................................3
Ascor Warrants        .......................................................3
Brobeck               ......................................................32
Certificate           .......................................................3
Certificates          .......................................................3
Closing               .......................................................2
Closing Date          .......................................................2
Code                  .......................................................1
Consents              ......................................................33
Dissenting Ascor Shares......................................................4
Dissenting Shareholder.......................................................4
Effective Date        .......................................................2
Effective Time        .......................................................2
Employment Contracts  ......................................................13
Environmental Laws    ......................................................15
Environmental Permits ......................................................15
ERISA                 ......................................................13
Exchange Act          ...................................................7, 18
Exchange Agent        .......................................................3
Exchange Ratio        .......................................................3
Financial Statements  .......................................................9
Giga-tronics          .......................................................1

                                       40.

                                                                          PAGE
Giga-tronics Affiliates Agreement...........................................29
Giga-tronics Ancillary Agreements...........................................18
Giga-tronics Balance Sheet..................................................21
Giga-tronics Balance Sheet Date.............................................21
Giga-tronics Common Stock....................................................1
Giga-tronics Disclosure Schedule............................................17
Giga-tronics Financial Advisor..............................................22
Giga-tronics Securities.....................................................19
Giga-tronics Shareholders' Meeting..........................................27
Giga-tronics Stock Option Plan..............................................19
Governmental Authorizations..................................................7
Hazardous Substances  ......................................................15
HSR Act               .......................................................7
IRS                   ......................................................13
Lien                  .......................................................8
Material Adverse Change.....................................................31
Material Adverse Effect.....................................................30
Material Ascor Agreement....................................................14
Merger                ....................................................1, 2
Merger Consideration  .......................................................3
Merger Sub            .......................................................1
Plans                 ......................................................13
Proxy Statement       ......................................................17
Securities Act        .......................................................6
Surviving Corporation .......................................................2
Tax                   ......................................................12
Taxes                 ......................................................12


                                       41.